Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION CONTACT:

Stephen M. Merrick                                    Tim Dilsaver
Executive Vice President                              Investor Relations
(847) 382-1000                                        (847) 382-1000


                 CTI Industries Announces Fiscal Year End Change


FOR IMMEDIATE RELEASE
Friday, October 27, 2000

BARRINGTON, IL, October 27, 2000 -- CTI Industries Corporation (NASDAQ Small Cap
- CTIB), a manufacturer and marketer of mylar balloons, latex balloons, novelty items and printed and laminated films, today announced that it is changing its fiscal year end from October 31 to December 31. The first annual period to be reported on the new fiscal year end will be the twelve months ended December 31, 2000.

"The fiscal year change enables the Company to place the parent and all subsidiaries on the same fiscal year end, facilitating internal and external reporting requirements", said Stephen M. Merrick, Executive Vice President and Chief Financial Officer. "In addition, the annual audit will take place in a more suitable time period, after the busy holiday season."

CTI Industries is one of the leading manufacturers and marketers of mylar balloons and, through its majority-owned subsidiary CTI Mexico, S.A. de C.V., manufactures latex balloons. CTI markets latex balloons and novelty items, and produces laminated and printed films for commercial uses. CTI markets its products throughout the United States and in 30 other countries.

This press release may contain forward-looking statements within the meaning of
Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties, including (i) the risks of generating and maintaining sales in a highly competitive market, (ii) the ability of the Company to enter into or maintain contracts or relationships with customers, distributors, licensors and suppliers, (iii) manufacturing risks, as well as other risks and uncertainties reported by the Company in its SEC filings, and such statements should also be considered in conjunction with cautionary statements contained in the Company's most recent filings with the Securities and Exchange Commission on Form 10-KSB and 10-QSB.